UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2006

ENIGMA SOFTWARE GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	33-08070-LA	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

17 State Street, New York, New York 10004
(Address of Principal Executive Offices)

Issuer’s telephone number, including area code - (888) 360-0646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On January 18, 2006, the Board of Directors (the “Board”) of Enigma Software Group, Inc. (the “Company”) dismissed its independent registered public accounting firm, Eisner LLP, (“Eisner”), and engaged the services of Bagell, Josephs, Levine & Company, L.L.C. (“BJL”). The Board approved the dismissal of Eisner, who had served as the Company’s independent public accountants for the two fiscal years ended December 31, 2004, and the subsequent interim periods through September 30, 2005 and the appointment of BJL.

During the two most recent audited fiscal years of the Company ended December 31, 2004, and the subsequent interim periods through September 30, 2005, and through January 18, 2006, there were no disagreements between the Company and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Eisner's satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with their reports.

The audit report of Eisner on the financial statements of the Company (formerly known as Adorons.com, Inc.), as of and for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

In addition, there were no reportable events as set forth in Items 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934 during the year ended December 31, 2004, or the subsequent interim periods through September 30, 2005 and the period ended January 18, 2006.

Attached as Exhibit 16.1 to this report is a letter from Eisner required by Item 304(a)(3) of Regulation S-K of the Securities Exchange Act of 1934 confirming that there were no disagreements with the Company.

During the two most recent audited fiscal years of the Company ended December 31, 2004, and the subsequent interim period through September 30, 2005, and the appointment of BJL, the Company did not consult with BJL regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Exchange Act of 1934.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

16.1 Letter from Eisner LLP, dated January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.
(Registrant)

Date: January 24, 2006	By:	/s/ Colorado Stark
Name: Colorado Stark
Title: Executive Chairman

By:	/s/ Alvin Estevez
Name: Alvin Estevez
Title: President & Chief Executive Officer